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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 7, 2001


                        DENCOR ENERGY COST CONTROLS, INC.
               (Exact name of registrant as specified in charter)


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
             COLORADO                                    0-9255                               84-0658020
   (State or other jurisdiction                      (Commission File                      (IRS Employer
of incorporation or organization)                        Number)                         Identification No.)
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                                 1450 WEST EVANS
                             DENVER, COLORADO 80223
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 922-1888

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Item  1.  Changes in Control of Registrant.

         In December of 2000, Reliable Power Systems, Inc., a Colorado corporation ("Reliable"), approached Dencor Energy Cost Controls, Inc. (the "Company") concerning a possible merger of the Company and Reliable. Reliable is a start-up company with a dynamic business plan and access to necessary funding to execute on that business plan. Reliable plans to become a supplier of energy management and production devices for its commercial and industrial customers. On February 7, 2001, Reliable merged into the Company's wholly owned subsidiary in exchange for 94.7% of the voting control of the Company. This equity consisted of 12,600,000 shares of common stock and 3,348,000 shares of Series A Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock converts into 50 shares of common stock and is entitled to 50 votes.

On February 7, 2001, as a condition of the transaction described above, Theodore Hedman resigned as a director. This resignation was effective immediately. The remaining directors then elected Thomas J. Wiens to serve Mr. Hedman's remaining term and appointed him as Chairman.

Item  7.  Financial Statements and Exhibits

         The Registrant files the following exhibit as part of this Report

             2.1  Merger Agreement and Plan of Reorganization


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 16, 2001                           /s/ Thomas J. Wiens
                                            -------------------
                                                    (Signature)

                                            Thomas J. Wiens
                                            Chairman and CEO


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                               INDEX TO EXHIBITS

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EXHIBIT
   NO.         DESCRIPTION
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
  2.1          Merger Agreement

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